UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of Small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)

675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 8.01	OTHER EVENTS

Petrosearch Energy Corporation announced that the Company has used part of the proceeds from the sale of its 5.54455% limited partnership interest in DDJET Limited LLP to repay all of the $18,775,000 outstanding Convertible Notes (“Notes”).   The repayment of the Notes leaves the Company with a strong balance sheet; including a significant cash balance, no debt obligations (other than current trade payables) and positive stockholders equity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: July 30, 2008
By: /s/ Richard D. Dole

Richard D. Dole
Chief Executive Officer and President